UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue Rockville, Maryland		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Merger Implementation Agreement

On September 17, 2012, Nabi Biopharmaceuticals, a Delaware corporation (“Nabi”), and Biota Holdings Limited, a Melbourne, Australia company (“Biota”), entered into an amendment deed (the “Amendment”) to the merger implementation agreement, dated April 22, 2012 (as previously amended on August 6, 2012, the “Transaction Agreement”), between Nabi and Biota.

As previously disclosed, pursuant to the Transaction Agreement, Nabi and Biota propose to undertake a business combination under Australian corporate law such that each ordinary share of Biota capital stock (the “Biota Shares”) will be exchanged for newly issued shares of Nabi common stock (the “New Nabi Shares”), and Biota will become a wholly-owned subsidiary of Nabi (the “Transaction”). Existing shares of Nabi common stock outstanding at the completion of the Transaction will remain outstanding. In connection with the Transaction, Nabi will change its name to “Biota Pharmaceuticals, Inc.” but will remain listed on the NASDAQ Stock Market and headquartered in the U.S. A copy of the Transaction Agreement was included as Exhibit 2.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2012. A copy of the amendment dated August 6, 2012 to the Transaction Agreement was included as Exhibit 2.1 to Nabi’s Current Report on Form 8-K filed by Nabi with the SEC on August 8, 2012.

The Amendment modifies the following terms of the Transaction Agreement, among others:

•

Nabi cash at closing—Nabi’s assets at the completion of the Transaction will include US$27 million in cash, instead of US$54 million, as originally provided in the Transaction Agreement. Nabi plans to return to its stockholders its remaining cash in excess of the US$27 million required to be held by Nabi at closing after satisfying outstanding liabilities. Such distribution is expected to take the form of a dividend or return of capital, and currently is expected to be in the range of approximately US$28 million to US$31 million in the aggregate.

•

Adjustment to exchange ratio—Under the amended terms, the actual number of New Nabi Shares to be issued to Biota stockholders in exchange for Biota Shares, and therefore the actual percentage ownership of the outstanding common stock of the combined company to be held by current Nabi stockholders, will be determined under a collar mechanism based on the volume-weighted average (“VWAP”) price of Biota Shares on the Australian Securities Exchange (ASX) during the 10 trading days prior to either the Nabi stockholder meeting or the Biota stockholder meeting, whichever one takes place first (the ten day VWAP), as converted into U.S. dollars. The collar range consists of a ten day VWAP equal to or greater than A$0.62 and equal to or less than A$0.86.

As a way of example, using the collar range described above and assuming that the historical daily exchange rate of the Australian dollar against the U.S. dollar on each corresponding day of the ten day VWAP is US$1.05 to A$1.00, each Biota Share will be transferred to Nabi in exchange for between approximately 0.69403 and approximately 0.96269 New Nabi Shares. As a result, New Nabi Shares issued to former Biota stockholders will represent between approximately 81.5% and 85.9% of the outstanding common stock of the combined company and shares of Nabi common stock held by current Nabi stockholders will represent between approximately 14.1% and 18.5% of the outstanding common stock of the combined company.

•	Collar mechanism and termination right—If the ten day VWAP is equal to or greater than A$0.62 or equal to or less than A$0.86, the exchange ratio will be based on the actual ten day VWAP.

If the ten day VWAP is less than A$0.62, Nabi may terminate the Transaction Agreement. If Nabi does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on A$0.62.

If the ten day VWAP is greater than A$0.86, Biota may terminate the Transaction Agreement. If Biota does not exercise its right to terminate the Transaction Agreement, then the exchange ratio will be based on A$0.86.

Neither Nabi nor Biota will be required to pay a break fee to the other party for terminating the Transaction Agreement as described above.

•	Extension of end date—The date on which the Transaction Agreement will automatically terminate if the Transaction has not been completed has been extended from October 31, 2012 to November 30, 2012.

Nabi intends to file with the SEC and disseminate to its stockholders a supplement (the “Supplement”) to Nabi’s definitive proxy statement, dated August 7, 2012, that will describe the amended terms of the Transaction Agreement and provide related relevant information.

A copy of the Amendment is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The description of the Amendment included in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Amendment set forth on Exhibit 2.1.

Date for Stockholder Voting to be Announced

In order to provide Nabi stockholders with sufficient time and opportunity to consider the amended terms of the Transaction, the meeting of Nabi stockholders to vote on the proposals related to the Transaction, originally scheduled to be held on September 24, 2012, will be either adjourned or postponed to a new date that Nabi will announce. The Transaction and related matters also require the approval of Biota stockholders.

Support of Transaction by Mangrove

Mangrove Partners Fund, L.P. and certain of its affiliates, which own approximately 4% of the outstanding shares of Nabi common stock and had previously opposed the Transaction, have entered into a support agreement dated September 17, 2012 with Nabi pursuant to which Mangrove has agreed to support the Transaction, as amended, and to vote all of the shares of Nabi common stock owned by them in accordance with the recommendation of Nabi’s Board of Directors on each of the proposals set forth in the Nabi definitive proxy materials in connection with the Transaction. The obligations of Mangrove under the support agreement cease in the event the Transaction is further amended on economic terms any less favorable than the terms of the amended Transaction. Under the support agreement, Nabi has agreed to reimburse Mangrove for costs associated with its proxy solicitation of up to an aggregate amount of US$100,000.

A copy of the support agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the support agreement included in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the support agreement set forth on Exhibit 10.1.

Important Additional Information

In connection with the Transaction, Nabi has filed a definitive proxy statement, dated August 7, 2012, with the SEC in connection with a special meeting of stockholders of Nabi to be held on September 24, 2012 and will be filing a Supplement to the definitive proxy statement describing the amended Transaction. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements set forth above that are not strictly historical are forward-looking statements and include statements about the Transaction and related matters, the exchange ratio under the Transaction Agreement, Nabi’s plans to distribute cash or other rights to its stockholders, expected timing and completion of the proposed transactions, cash expenditures, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve Nabi’s expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s definitive proxy statement for the Special Meeting filed with the SEC on August 7, 2012 under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in the proxy statement. Nabi does not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following document is filed herewith as an exhibit to this report:

Exhibit Number	Description

2.1	Amendment Deed, dated September 17, 2012, to the Merger Implementation Agreement, dated April 22, 2012, as amended by the Merger Implementation Agreement Amendment dated August 6, 2012, between Nabi Biopharmaceuticals and Biota Holdings Limited

10.1	Support Agreement, dated September 17, 2012, between Nabi Biopharmaceuticals, Mangrove Partners Fund, L.P., Mangrove Partners, Mangrove Capital and Nathaniel August

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: September 17, 2012	/s/ Raafat E.F. Fahim, Ph.D.
	Name:	Raafat E.F. Fahim, Ph.D.
	Title:	President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment Deed, dated September 17, 2012, to the Merger Implementation Agreement, dated April 22, 2012, as amended by the Merger Implementation Agreement Amendment dated August 6, 2012, between Nabi Biopharmaceuticals and Biota Holdings Limited

10.1	Support Agreement, dated September 17, 2012, between Nabi Biopharmaceuticals, Mangrove Partners Fund, L.P., Mangrove Partners, Mangrove Capital and Nathaniel August